Exhibit 10.2

FOURTH AMENDMENT
TO AMENDED AND RESTATED LOAN AGREEMENT

This Fourth Amendment to Amended and Restated Loan Agreement is entered into as of January 27, 2009 (the “Amendment”) by and between COMERICA BANK (“Bank”) and CLARIENT, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan Agreement dated as of February 28, 2008, as amended by that certain First Amendment and Waiver to Amended and Restated Loan Agreement dated as of March 14, 2008, that certain Second Amendment to Amended and Restated Loan Agreement dated as of March 21, 2008, and that certain Third Amendment and Consent to Amended and Restated Loan Agreement dated as of July 31, 2008 (as so amended, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.               The following defined term in Section 1.1 of the Agreement is amended to read as follows:

“Revolving Maturity Date” means March 31, 2009.

2.               Unless otherwise defined, all initially capitalized terms in this Amendment shall have the respective meanings set forth in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

3.               This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument (and delivered via facsimile or electronic transmission).

4.               As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance reasonably satisfactory to Bank, the following:

(a)             this Amendment, duly executed by Borrower;

(b)             an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c)             an amount equal to all Bank Expenses incurred through the date of this Amendment; and

(d)             such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

CLARIENT, INC.

By:	/s/ Raymond J. Land

Title:	Senior Vice President and Chief Financial Officer

COMERICA BANK

By:	/s/ Todd A McDonald

Title:	Senior Vice President